SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

November 17, 2004
Date of Report (Date of earliest event reported)
____________________________________________________

FINELINE PROPERTIES.COM, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File Number: 013895


58-2376296
(IRS Employer Identification Number)

110 South Water Street                                               .
Kent, Ohio                                           44240

(Address of principal executive offices)          (ZIP Code)

Robert Petry, Chairman & CEO
Fineline Properties.Com, Inc.
110 South Water Street
Kent, Ohio  44240
(Name and address of agent for service)

(330) 678-5558
(Telephone number, including area code of agent for service)

_____________________________________________________________
Copy to:
James Reskin
Reskin & Associates
520 South Fourth Street,
Louisville, KY 40202-2577



Item 1. Change of Control of Registrant. None

Item 2. Acquisition or Disposition of Assets. None

Item 3. Bankruptcy or Receivership. None

Item 4. Changes in Registrant's Certifying Accountant.  None

Item 5. Other Events. On November 17, 2004, at a Meeting of the Board of Directors, pursuant to authority under Section 4 of the bylaws of the Company, the Board of Directors elected Robert Brauning to fill a vacancy on the Board. Mr. Brauning was elected as a director and Mr. Brauning has accepted this appointment. Mr. Brauning wass also appointed by the Chief Executive Officer to serve as secretary and treasurer and he has accepted these appointments as well. His biographical information is:

Robert Brauning, a 1972 graduate of Kent State University, began his career in the insurance industry, establishing himself as an independent agent in Akron, OH. During his tenure in the industry, he worked predominately as an insurance consultant to individuals and small business owners. Those experiences led to his being named Human Resource Development Manager in 1999 for PRO STARTS, a regional, direct marketing firm. He has served and held office in various professional, charitable, civic and community organizations, including being past president of the Independent Insurance Agent?s Assn. in Akron, OH. Most notably, Mr. Brauning is a past Lt. Governor of the Ohio District of Kiwanis International.

Item 6. Resignation of Registrant's Directors. On November 17, 2004, Carl
White submitted his resignation as a director for personal reasons.   There was
no dispute or disagreement with the Company or its Board of Directors.

Item 7. Financial Statements and Exhibits.  None.

Item 8. Change in Fiscal Year. None.

Item 9. Regulation FD Disclosure.  None.

EXHIBITS.  None


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the Registrant and in the capacity thereunto duly authorized, in Kent, Ohio, on the 18th day of November, 2004.

FINELINE PROPERTIES.COM, INC.



By: 	__/s/Robert Petry___________________
      Robert Petry Chief Executive Officer